Exhibit 99.1

Methode Electronics, Inc. Reports Fiscal Second Quarter 2021 Financial Results

•	Record Sales and Income from Operations
•	Strong Free Cash Flow
•	Electric and Hybrid Vehicle Application Growth

Chicago, IL – December 3, 2020 – Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced financial results for the fiscal second quarter of 2021 ended October 31, 2020.

Fiscal Second Quarter 2021 Highlights

•	Net sales were a record $300.8 million
•	Electric and hybrid vehicle applications were over 9 percent of net sales
•	Income from operations was a record $45.0 million, or 15.0 percent of net sales
•

Net income was $38.6 million, or $1.01 per diluted share, and included $3.5 million of restructuring costs, or $0.09 per diluted share, and $2.8 million of government assistance, or $0.07 per diluted share

•	Net cash provided by operating activities was $40.3 million

Consolidated Fiscal Second Quarter 2021 Financial Results

Methode's net sales were a record $300.8 million, compared to $257.2 million in the same quarter of fiscal 2020. The increase in net sales was largely due to higher sales in the Automotive segment and favorable foreign currency translation. The increase was driven in part by the $32.0 million negative impact from the United Auto Workers (“UAW”) labor strike at General Motors (“GM”) in the same quarter of fiscal 2020. The quarter included $6.5 million positive impact from foreign currency translation, primarily related to the strengthening of the euro and Chinese renminbi.

Gross margin as a percentage of sales was 26.9 percent, compared to 26.7 percent in the same quarter of fiscal 2020. The increase was primarily due to the higher sales volume in all segments in the quarter, which resulted in increased overhead coverage, and was partially offset by $2.7 million of restructuring costs in cost of products sold related to actions taken to reduce overall costs and improve operational profitability.

Selling and administrative expense as a percentage of sales was 10.2 percent, compared to 12.9 percent in the same quarter of fiscal 2020. Selling and administrative expense decreased $2.4 million from the same quarter of fiscal 2020 primarily due to lower compensation expense, stock-based compensation expense, and travel expense.   Partially offsetting these lower costs, the company recognized $1.5 million of restructuring costs in selling and administrative expense related to actions taken to reduce overall costs and improve operational profitability.

Income from operations was a record $45.0 million, compared to $30.7 million in the same quarter of fiscal 2020. The increase was mainly due to the higher gross profit on higher sales volume.

Other income was $2.6 million, compared to $1.0 million in the same quarter of fiscal 2020. Included in other income was $3.3 million of government assistance received by certain foreign locations with respect to the COVID-19 pandemic. There was a $0.5 million gain on a sale of a business in the same quarter of fiscal 2020.

Income tax expense was $7.6 million, compared to $5.2 million in the same quarter of fiscal 2020. The income tax expense increase was primarily due to higher pre-tax income. The effective tax rate was 16.5%, compared to an effective tax rate of 17.9% in the same quarter of fiscal 2020.

Net income was $38.6 million, or $1.01 per diluted share, compared to $23.8 million, or $0.63 per diluted share, in the same quarter of fiscal 2020.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $60.2 million, compared to $43.6 million in the same quarter of fiscal 2020.

Debt, which included the $100.0 million proactive draw from the company’s revolving credit facility in March 2020 due to COVID-19, was $347.6 million at the end of the quarter, down slightly compared to $352.1 million at the end of fiscal 2020. Net debt, a non-GAAP financial measure and includes debt less cash and cash equivalents, was $105.3 million, compared to $134.8 million at the end of fiscal 2020. In November, after the end of the fiscal second quarter, the company repaid $50.0 million on its revolving credit facility from the March 2020 draw.

Free cash flow, a non-GAAP financial measure and includes cash provided by operating activities less purchases of property, plant, and equipment, was $36.7 million, compared to $35.1 million in the same quarter of fiscal 2020.

Segment Fiscal Second Quarter 2021 Financial Results

Comparing the Automotive segment's quarter to the same quarter of fiscal 2020,

•

Net sales were $215.7 million, up $35.6 million, or 19.8% from $180.1 million attributable to net sales increases of $11.1 million in North America, $5.5 million in Europe, and $19.0 million in Asia. The increase was driven in part by the $32.0 million negative impact from the UAW labor strike at GM in the same quarter of fiscal 2020. The increase in Asia was primarily due to higher electric vehicle and leadframe product volume.  The segment net sales in the quarter were also positively impacted $5.3 million from foreign currency translation.

•

Gross margin as a percentage of sales was unchanged at 24.5 percent. The quarter included $2.6 million of restructuring actions, compared to $0.2 million in restructuring actions in the same quarter of fiscal 2020.

•

Income from operations was $38.8 million, up $9.9 million, or 34.3% from $28.9 million primarily resulting from the higher gross profit, partially offset by the net restructuring actions taken in the quarter.

Comparing the Industrial segment's quarter to the same quarter of fiscal 2020,

•

Net sales were $67.9 million, up $3.0 million or 4.6% from $64.9 million primarily due to higher sales of busbar products including electric vehicle applications, partially offset by lower commercial vehicle lighting sales. The segment net sales in the quarter were also positively impacted $1.2 million from foreign currency translation.

•	Gross margin as a percentage of sales was 35.9 percent, down from 37.8 percent primarily due to the lower sales of commercial vehicle lighting solutions in the quarter.
•	Income from operations was $16.1 million, an increase from $15.1 million primarily resulting from lower selling and administrative expenses in the quarter.

Comparing the Interface segment's quarter to the same quarter of fiscal 2020,

•	Net sales were $16.4 million, up $4.5 million or 37.8% from $11.9 million primarily due to higher sales volume of appliance products.
•	Gross margin as a percentage of sales was 22.0 percent, up from 10.1 percent also due to higher sales volume of appliance products.
•

Income from operations was $3.1 million, up from a loss of $0.2 million primarily due to higher gross profit and lower selling and administrative expense in the quarter, which was mainly due to the restructuring actions taken in the first quarter of fiscal 2021.

Comparing the Medical segment's quarter to the same quarter of fiscal 2020,

•	Net sales were $0.8 million, up from $0.3 million. The higher net sales were due to increased product acceptance.
•	Loss from operations was $1.5 million, compared to a loss of $1.8 million.

Fiscal Third Quarter 2021 Guidance

For the fiscal third quarter of 2021, the company expects net sales in to be in the range of $265 to $285 million and diluted earnings per share to be in the range of $0.69 to $0.85 based on the near-term outlook, which is subject to disruption at any time due to a variety of factors including the ongoing COVID-19 pandemic situation.

Management Comments

President and Chief Executive Officer Donald W. Duda said, “I continue to express my gratitude to our employees, who have not only demonstrated incredible commitment to the company in the midst of an ongoing pandemic, but who also helped propel us to a record quarter for sales and income from operations."

Mr. Duda added, "For our fiscal third quarter, we will continue to face market uncertainty due to the pandemic. However, the demand we experienced in the second quarter and are seeing early in the third quarter gives us the confidence to provide sales and EPS guidance for the third quarter. In addition, our order book continues to build in EV programs resulting from our three-pronged approach to EV with user interface, power distribution, and LED lighting solutions."

Non-GAAP Financial Measures

To supplement the company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses certain non-GAAP financial measures, such as EBITDA, Free Cash Flow and Net Debt. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Management believes EBITDA is useful to investors as it is a measure that is commonly used by other companies in our industry and provides a comparison for investors to the company’s performance versus its competitors. Management believes Free Cash Flow is a meaningful measure to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain the company’s asset base and which are expected to generate future cash flows from operations. Prior to Fiscal 2021 the definition of Free Cash Flow was net income plus depreciation and amortization less capital expenditures. Management believes Net Debt is a meaningful measure to investors because management assesses the company’s leverage position after considering available cash that could be used to repay outstanding debt. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call

The company will conduct a conference call and webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ronald Tsoumas, today at 10:00 a.m. CST.

To participate in the conference call, please dial (877) 407-8031 (domestic) or (201) 689-8031 (international) at least five minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, by selecting the Investors page.

A replay of the teleconference will be available shortly after the call through December 17, 2020, by dialing (877) 481-4010 and providing passcode 38912. A replay will also be available through the company’s website, www.methode.com, by selecting the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, radio remote control, electronic, LED lighting and sensing technologies. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical.

Our components are found in the primary end-markets of the aerospace, appliance, construction, consumer and industrial equipment, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), medical, rail, consumer automotive, commercial vehicle, and other transportation industries.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) impact from pandemics, such as the COVID-19 pandemic; (2) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (3) dependence on a small number of large customers, including two large automotive customers; (4) recognition of goodwill and long-lived asset impairment charges; (5) timing and magnitude of costs associated with restructuring activities; (6) international trade disputes resulting in tariffs and our ability to mitigate tariffs; (7) timing, quality and cost of new program launches; (8) ability to withstand price pressure, including pricing reductions; (9) failure to attract and retain qualified personnel; (10) ability to successfully market and sell Dabir Surfaces products; (11) currency fluctuations; (12) customary risks related to conducting global operations; (13) costs associated with environmental, health and safety regulations; (14) ability to withstand business interruptions; (15) ability to successfully benefit from acquisitions and divestitures; (16) investment in programs prior to the recognition of revenue; (17) dependence on the availability and price of materials; (18) dependence on our supply chain; (19) judgments related to accounting for tax positions; (20) income tax rate fluctuations; (21) adjustments to compensation expense for performance-based awards; (22) ability to keep pace with rapid technological changes; (23) breaches to our information technology systems; (24) ability to avoid design or manufacturing defects; (25) ability to compete effectively; (26) ability to protect our intellectual property; (27) success of recent acquisitions and/or our ability to implement and profit from new applications of the acquired technology; (28) ability to manage our debt levels and any restrictions thereunder; and (29) impact to interest expense from the replacement or modification of LIBOR.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President, Investor Relations

rcherry@methode.com

708-457-4030

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except share and per-share data)

	Three Months Ended		Six Months Ended
	October 31, 2020	October 26, 2019	October 31, 2020	October 26, 2019
Net Sales	$300.8	$257.2	$491.7	$527.4

Cost of Products Sold	220.0	188.6	365.8	383.0

Gross Profit	80.8	68.6	125.9	144.4

Selling and Administrative Expenses	30.8	33.2	57.4	65.6
Amortization of Intangibles	5.0	4.7	9.7	9.5

Income from Operations	45.0	30.7	58.8	69.3

Interest Expense, Net	1.4	2.7	3.0	5.6
Other Income, Net	(2.6)	(1.0)	(6.0)	(0.9)

Income before Income Taxes	46.2	29.0	61.8	64.6

Income Tax Expense	7.6	5.2	2.5	12.5

Net Income	$38.6	$23.8	$59.3	$52.1

Basic and Diluted Income per Share:
Basic	$1.01	$0.63	$1.56	$1.39
Diluted	$1.01	$0.63	$1.56	$1.38

Cash Dividends per Share	$0.11	$0.11	$0.22	$0.22

Weighted Average Number of Shares Outstanding:
Basic	38,106,793	37,587,742	37,971,668	37,561,098
Diluted	38,127,538	37,739,188	38,142,978	37,703,123

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per-share data)

	October 31, 2020	May 2, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$242.3	$217.3
Accounts Receivable, Net	290.3	188.5
Inventories	120.7	131.0
Income Tax Receivable	10.8	12.9
Prepaid Expenses and Other Current Assets	18.2	15.9
TOTAL CURRENT ASSETS	682.3	565.6
LONG-TERM ASSETS
Property, Plant and Equipment, Net	203.2	201.9
Goodwill	233.3	231.6
Other Intangible Assets, Net	237.0	244.8
Operating Lease Assets, Net	23.5	23.5
Deferred Tax Assets	40.7	31.4
Pre-production Costs	32.5	37.1
Other Long-term Assets	36.8	34.7
TOTAL LONG-TERM ASSETS	807.0	805.0
TOTAL ASSETS	$1,489.3	$1,370.6

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$112.4	$73.8
Accrued Employee Liabilities	23.4	19.1
Other Accrued Expenses	31.0	18.5
Short-term Operating Lease Liability	6.0	5.5
Short-term Debt	15.3	15.3
Income Tax Payable	10.6	11.6
TOTAL CURRENT LIABILITIES	198.7	143.8
LONG-TERM LIABILITIES
Long-term Debt	332.3	336.8
Long-term Operating Lease Liability	19.4	20.4
Long-term Income Tax Payable	26.2	29.3
Other Long-term Liabilities	18.8	15.3
Deferred Tax Liabilities	42.5	41.6
TOTAL LONG-TERM LIABILITIES	439.2	443.4
TOTAL LIABILITIES	637.9	587.2
SHAREHOLDERS' EQUITY
Common Stock, $0.50 par value, 100,000,000 shares authorized, 38,876,362 shares and 38,438,111 shares issued as of October 31, 2020 and May 2, 2020, respectively	19.4	19.2
Additional Paid-in Capital	152.5	150.7
Accumulated Other Comprehensive Loss	(7.9)	(26.9)
Treasury Stock, 1,346,624 shares as of October 31, 2020 and May 2, 2020	(11.5)	(11.5)
Retained Earnings	698.9	651.9
TOTAL SHAREHOLDERS' EQUITY	851.4	783.4
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,489.3	$1,370.6

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Six Months Ended
	October 31, 2020	October 26, 2019
OPERATING ACTIVITIES
Net Income	$59.3	$52.1
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	24.7	23.7
Stock-based Compensation Expense	1.9	4.0
Change in Cash Surrender Value of Life Insurance	(0.7)	(0.3)
Amortization of Debt Issuance Costs	0.3	0.3
Change in Deferred Income Taxes	(6.2)	0.4
Other	1.2	(0.5)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(94.3)	10.7
Inventories	13.0	(18.1)
Prepaid Expenses and Other Assets	7.8	(10.2)
Accounts Payable and Other Liabilities	49.7	5.7
NET CASH PROVIDED BY OPERATING ACTIVITIES	56.7	67.8

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(15.2)	(26.8)
Sale of Business/Investment/Property	—	0.6
NET CASH USED IN INVESTING ACTIVITIES	(15.2)	(26.2)

FINANCING ACTIVITIES
Taxes Paid Related to Net Share Settlement of Equity Awards	(3.9)	(0.4)
Proceeds from Exercise of Stock Options	0.1	—
Repayments of Finance Leases	(0.2)	(0.3)
Cash Dividends	(9.1)	(8.2)
Proceeds from Borrowings	1.5	26.4
Repayments of Borrowings	(7.6)	(44.2)
NET CASH USED IN FINANCING ACTIVITIES	(19.2)	(26.7)
Effect of Foreign Currency Exchange Rate Changes on Cash and Cash Equivalents	2.7	(2.5)
INCREASE IN CASH AND CASH EQUIVALENTS	25.0	12.4
Cash and Cash Equivalents at Beginning of the Year	217.3	83.2
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$242.3	$95.6

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Period For:
Interest	$3.0	$5.6
Income Taxes, Net of Refunds	$10.3	$10.9
Operating Lease Obligations	$4.4	$4.3

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in millions)

	Three Months Ended		Six Months Ended
	October 31, 2020	October 26, 2019	October 31, 2020	October 26, 2019
EBITDA:
Net Income	$38.6	$23.8	$59.3	$52.1
Income Tax Expense	7.6	5.2	2.5	12.5
Interest Expense, Net	1.4	2.7	3.0	5.6
Amortization of Intangibles	5.0	4.7	9.7	9.5
Depreciation	7.6	7.2	15.0	14.2
EBITDA	$60.2	$43.6	$89.5	$93.9

	Three Months Ended		Six Months Ended
	October 31, 2020	October 26, 2019	October 31, 2020	October 26, 2019
Free Cash Flow:
Net Cash Provided by Operating Activities	$40.3	$48.7	$56.7	$67.8
Purchases of Property, Plant and Equipment	(3.6)	(13.6)	(15.2)	(26.8)
Free Cash Flow	$36.7	$35.1	$41.5	$41.0

	October 31, 2020	May 2, 2020
Net Debt:
Short-Term Debt	$15.3	$15.3
Long-Term Debt	332.3	336.8
Total Debt	347.6	352.1
Less: Cash and Cash Equivalents	(242.3)	(217.3)
Net Debt	$105.3	$134.8